Prospectus Supplement
(To Prospectus Dated November 8, 2002)

                                  $12,000,000

                        REPACKAGED GE GLOBAL INSURANCE
                      FLOATING RATE TRUST CERTIFICATES,
                                 Series 2002-1

                   (The Deposited Assets will be 7.00% Notes due February 15, 2026 issued by GE Global Insurance Holding Corporation and an interest rate swap between the Trust and Lehman
                      Brothers Derivative Products Inc.)


Initial Aggregate                         Underwriting        Proceeds to        Final Scheduled           CUSIP
Principal Amount      Price to Public       Discount           Depositor        Distribution Date          Number
-----------------     ---------------     ------------        -----------       -----------------          -------
  $12,000,000             100.00%             3.15%              96.85%         February 15, 2026       76027X AA 4



                ______________________________________________


------------------------------
                                  The Trust
The Certificates represent
non-recourse obligations of       o    will be formed pursuant to a Trust
the Trust only and do not              Agreement between Lehman ABS
represent an interest in or            Corporation, as depositor, and U.S. Bank
obligation of Lehman ABS               Trust National Association, as trustee,
Corporation, the Swap                  for the sole purpose of issuing the
Counterparty, U.S. Bank Trust          Certificates.
National Association or any of
their affiliates.                 The Certificates

------------------------------    o    represent an undivided beneficial
                                       interest in the assets of the Trust,
                                       which consist solely of the Underlying
                                       Securities and the Swap Agreement
                                       described herein;

                                  o    currently have no trading market; and

                                  o    are not insured or guaranteed by any
                                       governmental agency.

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the offered certificates from Lehman ABS. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about November 15, 2002.

                             _____________________
                                LEHMAN BROTHERS
                               November 12, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.


                               TABLE OF CONTENTS


                             Prospectus Supplement

Summary of Principal Economic Terms.........................................S-4
Summary of Prospectus Supplement............................................S-9
Formation of the Trust.....................................................S-11
Risk Factors...............................................................S-11
Description of the Underlying Securities...................................S-14
The Swap Agreement.........................................................S-16
Description of the Certificates............................................S-20
Description of the Trust Agreement.........................................S-25
Material Federal Income Tax Consequences...................................S-27
ERISA Considerations.......................................................S-32
Method of Distribution.....................................................S-33
Relationship Among Parties.................................................S-33
Listing....................................................................S-33
Ratings....................................................................S-34
Legal Opinions.............................................................S-34
Index of Terms for Prospectus Supplement...................................S-35


                                  Prospectus

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement.........................2
Where You Can Find More Information...........................................3
Incorporation of Certain Documents by Reference...............................3
Reports to Certificateholders.................................................4
Important Currency Information................................................4
Risk Factors..................................................................4
Lehman ABS....................................................................7
Use of Proceeds...............................................................7
Formation of the Trusts.......................................................7
Maturity and Yield Considerations.............................................8
Description of the Certificates..............................................10
Description of Deposited Assets and Credit Support...........................27
Description of the Trust Agreement...........................................39
Limitations on Issuance of Bearer Certificates...............................49
Currency Risks...............................................................50
Plan of Distribution.........................................................52
Legal Opinions...............................................................53

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-37 of this document.

THE UNDERWRITER MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."
                           ________________________

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                      SUMMARY OF PRINCIPAL ECONOMIC TERMS

     This summary highlights the principal economic terms of the Certificates being issued by the Trust and offered by this prospectus supplement and of the Deposited Assets. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."

The Certificates
----------------

The Trust................................   Lehman ABS and the Trustee will
                                            form the Repackaged GE Global
                                            Insurance Floating Rate Trust
                                            Certificates, Series 2002-1 Trust
                                            (the "Trust").

Securities Offered.......................   Repackaged GE Global Insurance
                                            Floating Rate Trust Certificates,
                                            Series 2002-1.

Initial Aggregate Principal Amount.......   $12,000,000.

Final Scheduled Distribution Date........   February 15, 2026.

Interest Rate............................   Three-Month LIBOR plus 0.50%.
                                            Interest will be paid on each
                                            Distribution Date, commencing
                                            February 15, 2003, calculated on
                                            an actual/360 daycount convention.

Interest Distribution Amount.............   With respect to each Distribution
                                            Date, holders of the Certificates
                                            will receive an Interest
                                            Distribution Amount with respect
                                            to such Certificates equal to the
                                            product of (i) the outstanding
                                            Principal Amount of the
                                            Certificates, (ii) the applicable
                                            Interest Rate for the preceding
                                            Interest Accrual Period and (iii)
                                            the actual number of days in such
                                            Interest Accrual Period divided by
                                            360 (the "Interest Distribution
                                            Amount").

Principal Distributions..................   Principal in respect of the
                                            Certificates is scheduled to be
                                            distributed in a single
                                            installment on the Final Scheduled
                                            Distribution Date, in full
                                            satisfaction of all amounts owed
                                            in respect of the Certificates.

                                            The Certificates are subject to
                                            redemption, in whole and not in
                                            part, on or prior to the Final
                                            Scheduled Distribution Date upon
                                            the occurrence of (i) a Swap
                                            Agreement Termination Event,
                                            including an Underlying Securities
                                            Termination Default, or (ii) the
                                            discontinuance of the Underlying
                                            Securities Issuer to file periodic
                                            reports under the Exchange Act.
                                            See "Description of the
                                            Certificates--Collections and
                                            Distributions--Principal
                                            Distribution," "--Discontinuance
                                            of the Underlying Securities
                                            Issuer to File Periodic Reports,"
                                            "The Swap Agreement--Events of
                                            Default and Termination Events"
                                            and "Description of the Underlying
                                            Securities."

Deposited Assets.........................   The Deposited Assets will consist
                                            of (i) the ownership interest in
                                            the Underlying Securities, (ii)
                                            the right to receive interest and
                                            principal payments on the
                                            Underlying Securities (subject to
                                            (A) the Trust's obligations to the
                                            Swap Counterparty under the Swap
                                            Agreement and (B) the right of the
                                            Depositor to receive initial
                                            accrued interest as described
                                            under "Description of the Trust
                                            Agreement") and (iii) the rights
                                            of the Trust under the Swap
                                            Agreement (subject to the Trust's
                                            obligations to the Swap
                                            Counterparty under the Swap
                                            Agreement). See "--The Underlying
                                            Securities," "The Swap Agreement"
                                            and "Description of the Underlying
                                            Securities."

Original Issue Date......................   November 15, 2002.

Distribution Dates.......................   February 15th, May 15th, August
                                            15th and November 15th, or if any
                                            such date is not a Business Day,
                                            then the next succeeding Business
                                            Day, commencing February 15, 2003
                                            and ending on the Final Scheduled
                                            Distribution Date (each a
                                            "Distribution Date").

Record Date..............................   The day immediately preceding each
                                            Distribution Date.

Partial Unwind of Certificates...........   If Lehman Brothers Inc. or any
                                            affiliate thereof is a beneficial
                                            owner of a Certificate, such owner
                                            will be permitted, in certain
                                            circumstances, to request a
                                            partial unwind of the Certificates
                                            whereby such certificateholder
                                            will tender certificates to the
                                            Trustee in exchange for Underlying
                                            Securities having a principal
                                            balance equal to the certificates
                                            tendered or cash proceeds from the
                                            sale of such Underlying Securities
                                            by the Marketing Agent, in either
                                            case net of Early Termination
                                            Payments required to be made by
                                            the Swap Counterparty or the
                                            tendering certificateholder with
                                            respect to any partial termination
                                            of the Swap Agreement made in
                                            connection with such partial
                                            unwind of the Certificates. See
                                            "Description of the
                                            Certificates--Partial Unwind of
                                            Certificates."

Denominations; Specified Currency........   The Certificates will be
                                            denominated and payable in U.S.
                                            dollars and will each have an
                                            initial principal amount of
                                            $1,000.

Interest Accrual Period..................   With respect to each Distribution
                                            Date, the period from and
                                            including the preceding
                                            Distribution Date (or, in the case
                                            of the first Interest Accrual
                                            Period, from and including the
                                            Original Issue Date) to, but
                                            excluding, such Distribution Date
                                            (each, an "Interest Accrual
                                            Period").

Form of Security.........................   Book-entry certificates with The
                                            Depository Trust Company ("DTC").
                                            See "Description of the
                                            Certificates--General."
                                            Distributions will be settled in
                                            immediately available (same-day)
                                            funds.

Marketing Agent..........................   Lehman Brothers Inc.

Trustee..................................   U.S. Bank Trust National
                                            Association.

Ratings..................................   It is anticipated that the
                                            Certificates will be assigned a
                                            rating of "Aa1" on watch for
                                            possible downgrade by Moody's
                                            Investors Service, Inc.
                                            ("Moody's"), and a rating of "AA-"
                                            Credit Watch negative by Standard
                                            & Poor's, a division of The
                                            McGraw-Hill Companies, Inc.
                                            ("S&P," and, together with
                                            Moody's, the "Rating Agencies").
                                            See "Ratings."

The Underlying Securities
-------------------------

Underlying Securities....................   $12,000,000 aggregate principal
                                            amount of 7.00% Notes due February
                                            15, 2026 issued by the Underlying
                                            Securities Issuer.

Underlying Securities Issuer.............   GE Global Insurance Holding
                                            Corporation.

Underlying Securities Trustee............   JPMorgan Chase, successor in
                                            interest to The Chase Manhattan
                                            Bank, National Association. The
                                            Underlying Securities have been
                                            issued pursuant to an indenture
                                            (the "Indenture") between the
                                            Underlying Securities Issuer and
                                            the Underlying Securities Trustee.

Underlying Securities
Original Issue Date......................   February 26, 1996.

Underlying Securities Final
Payment Date.............................   February 15, 2026.

Underlying Securities Payment Dates......   February 15th and August 15th.

Underlying Securities Rate...............   7.00% per annum.

Underlying Securities Interest

Accrual Periods..........................   Semi-annual periods.

Form of Security.........................   Book-entry debt securities with DTC.

Ratings..................................   As of the date of this Prospectus
                                            Supplement, the Underlying
                                            Securities are rated "Aa1" on
                                            watch for possible downgrade by
                                            Moody's and "AA-" Credit Watch
                                            negative by S&P. A rating of the
                                            Underlying Securities is not a
                                            recommendation to purchase, hold
                                            or sell such Underlying
                                            Securities, and there can be no
                                            assurance that a rating will
                                            remain for any given period of
                                            time or that a rating will not be
                                            revised or withdrawn entirely by a
                                            rating agency if in its judgment
                                            circumstances in the future so
                                            warrant.

The Swap Agreement
------------------

Swap Agreement...........................   On the Original Issue Date, the
                                            Trust will enter into a master
                                            agreement (including the Schedule
                                            thereto, the "Master Agreement")
                                            and a confirmation related thereto
                                            (together with the Master
                                            Agreement, the "Swap Agreement"),
                                            pursuant to which the Trust will
                                            exchange interest payments due on
                                            the Underlying Securities for
                                            payments from the Swap
                                            Counterparty which will be passed
                                            through to the holders of the
                                            Certificates.

Swap Counterparty........................   So long no Credit Assignment Event
                                            shall have occurred, Lehman
                                            Brothers Derivative Products Inc.
                                            (the "Swap Counterparty" or
                                            "LBDP"). LBDP currently has a
                                            long-term credit rating of "Aaa"
                                            from Moody's and "AAA" from S&P.
                                            Following the occurrence of a
                                            Credit Assignment Event, the Swap
                                            Counterparty shall be Lehman
                                            Brothers Special Financing Inc.
                                            ("LBSF"). All amounts payable by
                                            LBSF under the Swap Agreement will
                                            be irrevocably and unconditionally
                                            guaranteed by Lehman Brothers
                                            Holdings Inc. ("LBHI") pursuant to
                                            a Swap Guarantee (the "Swap
                                            Guarantee"). LBHI currently has a
                                            long-term credit rating of "A2"
                                            from Moody's and "A" from S&P.

Swap Payments by the Trust...............   All interest payments received by
                                            the Trust under the Underlying
                                            Securities on the date such
                                            amounts are received by the Trust
                                            will be paid by the Trustee to the
                                            Swap Counterparty.

Swap Payments by the Swap Counterparty...   Provided no Swap Agreement
                                            Termination Event shall have
                                            occurred, on each Distribution
                                            Date and on the Final Scheduled
                                            Distribution Date, an amount equal
                                            to the Interest Distribution
                                            Amount will be paid by the Swap
                                            Counterparty to the Trust.

Manner of Payment........................   Payments under the Swap Agreement
                                            will be made in immediately
                                            available funds by wire transfer
                                            to any account designated by the
                                            Trustee or the Swap Counterparty,
                                            as the case may be.

Payment Currency.........................   United States Dollars.

Calculation Agent........................   Lehman Brothers Derivative Products
                                            Inc.

Reset Dates..............................   Until the Final Scheduled
                                            Distribution Date, quarterly on
                                            each Distribution Date, commencing
                                            on February 15, 2003.

Early Termination of the Swap Agreement..   Upon a Swap Agreement Termination
                                            Event that is also a Special
                                            Termination Event, no Early
                                            Termination Payment will be owed
                                            by the Trust to the Swap
                                            Counterparty, and each
                                            certificateholder will receive its
                                            pro rata portion of the Underlying
                                            Securities held by the Trustee;
                                            provided, that the
                                            certificateholders may, by the
                                            affirmative vote of all the
                                            certificateholders, direct the
                                            Trustee to liquidate the
                                            Underlying Securities pursuant to
                                            the Sale Procedures and each
                                            certificateholder will receive,
                                            instead of its pro rata portion of
                                            the Underlying Securities, its pro
                                            rata share of the Liquidation
                                            Proceeds of the Underlying
                                            Securities. In either case, any
                                            Early Termination Payments
                                            required to be made by the Swap
                                            Counterparty to the Trust will be
                                            distributed pro rata to the
                                            certificateholders.

                                            Upon any other Swap Agreement
                                            Termination Event, including a
                                            Swap Agreement Termination Event
                                            resulting from an Underlying
                                            Securities Termination Default,
                                            the Certificates will be redeemed
                                            on the Swap Redemption Date at a
                                            price equal to the greater of (A)
                                            zero and (B) the Liquidation
                                            Proceeds plus or minus the
                                            termination payment, if any, due
                                            to or owed by the Trust in
                                            connection with the early
                                            termination of the Swap Agreement,
                                            in full satisfaction of repayment
                                            of principal and interest owing on
                                            the Certificates.

                                            See "Description of the
                                            Certificates--Collections and
                                            Distributions--Principal
                                            Distribution" and "The Swap
                                            Agreement--Events of Default and
                                            Termination Events."

Credit Assignment Event..................   So long as no Swap Agreement
                                            Termination Event shall have
                                            occurred, if the Certificates
                                            cease to maintain both a rating of
                                            "Baa3" by Moody's and "BBB-" by
                                            S&P (a "Credit Assignment Event"),
                                            the rights and obligations of LBDP
                                            under the Swap Agreement will
                                            automatically transfer to LBSF as
                                            Swap Counterparty. LBSF is a
                                            Delaware corporation and is a
                                            wholly owned subsidiary of Lehman
                                            Brothers Inc. All amounts payable
                                            by LBSF under the Swap Agreement
                                            will be irrevocably and
                                            unconditionally guaranteed by LBHI
                                            pursuant to the Swap Guarantee.
                                            LBHI currently has a long-term
                                            credit rating of "A2" from Moody's
                                            and "A" from S&P. If, at the time
                                            of a Credit Assignment Event, the
                                            long-term credit rating of LBHI
                                            shall be lower than the
                                            then-current rating of the
                                            Certificates, the rights and
                                            obligations of LBDP under the Swap
                                            Agreement will be transferred to a
                                            swap counterparty the long-term
                                            credit rating of which (or of its
                                            guarantor) is no lower than the
                                            then-current rating of the
                                            Certificates. See "The Swap
                                            Agreement--Credit Assignment
                                            Event."

     This prospectus supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Swap Counterparty, the Underwriter or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer filed with the SEC or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor................................   Lehman ABS Corporation, an
                                            indirect wholly-owned subsidiary
                                            of Lehman Brothers Inc. See
                                            "Lehman ABS" in the prospectus.

Certificates.............................   The Certificates are being offered
                                            hereby and will be issued pursuant
                                            to the Trust Agreement.

Deposited Assets.........................   The Deposited Assets will consist
                                            of the Underlying Securities and
                                            the Swap Agreement.

The Underlying Securities................   Interest on the Underlying
                                            Securities accrues at the
                                            Underlying Securities Rate for
                                            each Underlying Securities
                                            Interest Accrual Period and is
                                            payable on each Underlying
                                            Securities Payment Date. The
                                            entire principal amount of the
                                            Underlying Securities will be
                                            payable on the Underlying
                                            Securities Final Payment Date. The
                                            Underlying Securities have a
                                            remaining term to maturity of
                                            approximately 23 years.

The Swap Agreement.......................   On the Original Issue Date, the
                                            Trust will enter into the Swap
                                            Agreement with the Swap
                                            Counterparty pursuant to which the
                                            Trust will exchange interest
                                            payments due on the Underlying
                                            Securities for payments from the
                                            Swap Counterparty which will be
                                            passed through to the holders of
                                            the Certificates.

Interest Distributions...................   Except as provided below, holders
                                            of the Certificates will be
                                            entitled to receive on each
                                            Distribution Date, to the extent
                                            of Available Interest Funds, after
                                            reimbursement of the Trustee for
                                            any extraordinary expenses
                                            incurred pursuant to the
                                            instructions of all the
                                            certificateholders, distributions
                                            of the Interest Distribution
                                            Amount.

Principal Distribution...................   On the Final Scheduled Distribution
                                            Date, the Trustee will distribute
                                            pro rata to certificateholders the
                                            then outstanding principal amount
                                            of the Certificates plus any
                                            accrued and unpaid interest due
                                            thereon; provided, however, that
                                            the Certificates are subject to
                                            redemption prior to the Final
                                            Scheduled Distribution Date, as a
                                            result of the occurrence of (i) a
                                            Swap Agreement Termination Event,
                                            including an Underlying Securities
                                            Termination Default, or (ii) the
                                            discontinuance of the Underlying
                                            Securities Issuer to file periodic
                                            reports under the Exchange Act.
                                            Principal Distributions will be
                                            made from amounts received by the
                                            Trust upon maturity of the
                                            Underlying Securities. See
                                            "Description of the
                                            Certificates--Collections and
                                            Distributions--Principal
                                            Distribution", "--Discontinuance
                                            of the Underlying Securities
                                            Issuer to File Periodic Reports",
                                            and "The Swap Agreement--Events of
                                            Default and Termination Events."

Material Federal Income Tax
Consequences.............................   In the opinion of tax counsel to
                                            the Trust, the Trust will not be
                                            classified as an association or
                                            publicly traded partnership
                                            taxable as a corporation for
                                            federal income tax purposes. The
                                            Trust intends to take the position
                                            that the trust is a grantor trust
                                            for federal income tax purposes
                                            and, consequently, each holder of
                                            a

                                            Certificate will be treated for
                                            federal income tax purposes as the
                                            owner of a pro rata undivided
                                            interest in the Underlying
                                            Securities and Swap Agreement. See
                                            "Material Federal Income Tax
                                            Consequences."

Ratings..................................   It is a condition to the issuance
                                            of the Certificates that the
                                            Certificates and the Underlying
                                            Securities each be rated not lower
                                            than "Aa1" by Moody's and "AA-"
                                            Credit Watch negative by S&P as
                                            specified above under "Summary of
                                            Principal Economic Terms--The
                                            Certificates--Ratings." A security
                                            rating is not a recommendation to
                                            buy, sell or hold securities and
                                            may be subject to revision or
                                            withdrawal at any time by the
                                            assigning rating agency. A
                                            security rating does not address
                                            the occurrence or frequency of
                                            redemptions or prepayments on, or
                                            extensions of the maturity of, the
                                            Underlying Securities, or the
                                            corresponding effect on yield to
                                            investors. See "Ratings."

ERISA Considerations.....................   An employee benefit plan subject to
                                            the Employee Retirement Income
                                            Security Act of 1974, as amended
                                            ("ERISA"), including an individual
                                            retirement account (an "IRA") or
                                            Keogh plan (a "Keogh") (each, a
                                            "Plan") should consult its
                                            advisors concerning the ability of
                                            such Plan to purchase Certificates
                                            under ERISA or the Code. See
                                            "ERISA Considerations."

Listing..................................   The Certificates have been approved
                                            for listing, subject to official
                                            notice of issuance, on the New
                                            York Stock Exchange. However, it
                                            is unlikely that trading of the
                                            Certificates on the New York Stock
                                            Exchange will be active. See
                                            "Listing."

                            FORMATION OF THE TRUST

     The Trust will be formed pursuant to the trust agreement (the "Trust Agreement") (including the Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1 Supplement (the "Supplement")) between Lehman ABS and the Trustee. At the time of the execution and delivery of the Supplement, Lehman ABS will deposit the Underlying Securities in an aggregate principal amount of $12,000,000 (the "Underlying Securities") in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates in accordance with the instructions of Lehman ABS.

     The Underlying Securities will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman ABS). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. Neither of the Underlying Securities Issuer or the Swap Counterparty is participating in this offering or will receive any of the proceeds of the sale of the Underlying Securities to Lehman ABS or the issuance of the Certificates. Neither Lehman ABS nor any of its affiliates participated in the initial public offering of the Underlying Securities.


                                 RISK FACTORS

No due diligence investigation of the Underlying        In connection with the present offering, none of the
Securities or the Underlying Securities Issuer has      Depositor, the Underwriter, the Swap Counterparty or the
been made by the Depositor, the Underwriter, the Swap   Trustee (a) has made, or will make, any due diligence
Counterparty or the Trustee.                            investigation of the business, operations or condition,
                                                        financial or otherwise, or creditworthiness of the
                                                        Underlying Securities Issuer or (b) has verified, or will
                                                        verify, any reports or information filed by the Underlying
                                                        Securities Issuer with the Securities and Exchange
                                                        Commission or otherwise made available to the public.  It is strongly recommended that prospective investors in the
                                                        Certificates consider and evaluate publicly available
                                                        financial and other information regarding the Underlying
                                                        Securities Issuer.  The issuance of the Certificates should not be construed as an endorsement by the Depositor, the
                                                        Underwriter, the Swap Counterparty or the Trustee of the
                                                        financial condition or business prospects of the Underlying
                                                        Securities Issuer.  See "Description of the Underlying
                                                        Securities."

An early termination of the Swap Agreement, including   In connection with the occurrence of an early termination of
early termination due to certain Underlying             the Swap Agreement, including early termination due to a
Securities Events of Default, may result in losses on   default in the payment of principal and interest on the
the Certificates.                                       Underlying Securities and certain events of bankruptcy with respect to the Underlying Securities Issuer, the Underlying
                                                        Securities may be sold in accordance with the Sale
                                                        Procedures and the proceeds of such sale will be distributed to the certificateholders, net of, in certain cases, any
                                                        termination payments to or from the Swap Counterparty, in
                                                        full satisfaction of principal and interest owing on the
                                                        Certificates.  AS A RESULT OF SUCH EARLY TERMINATION,
                                                        CERTIFICATEHOLDERS MAY RECEIVE LESS THAN THE PRINCIPAL
                                                        AMOUNT OF THEIR CERTIFICATES.  Prospective investors should make their own assessment regarding the likelihood of the
                                                        occurrence of an early termination of the Swap Agreement,
                                                        including the likelihood of the occurrence of an Underlying
                                                        Securities Termination Default.  See "The Swap
                                                        Agreement--Events of Default and Termination Events."

                                     S-11

The business activities of the Swap Counterparty        Lehman Brothers Inc. and certain of its affiliates are acting
and its affiliates may create conflicts of interest     in a number of capacities in connection with the
between you and the Swap Counterparty and its           transaction described herein.  Lehman Brothers Inc. and each
affiliates.                                             of its affiliates acting in such capacities in connection
                                                        with such transactions will have only the duties and
                                                        responsibilities expressly agreed to by such entity in the relevant capacity and will not, by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be
                                                        held to a standard of care other than as expressly provided with respect to each such capacity.

The Underlying Securities Issuer and the Swap           The Certificates do not represent an interest in, or
Counterparty are the only payment sources.              obligation of, Lehman ABS, the Trustee or any of their
                                                        affiliates.  The payments made by the Underlying Securities
                                                        Issuer on the Underlying Securities, and the payments made by the Swap Counterparty under the Swap Agreement are the
                                                        only sources of payment for your Certificates.  The
                                                        Underlying Securities Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions;
                                                        financial difficulties experienced by the Underlying
                                                        Securities Issuer could result in delays in payment, partial payment or nonpayment of the Underlying Securities and the
                                                        Certificates.  In the event of nonpayment on the Underlying
                                                        Securities, you will bear the burden of such nonpayment.
                                                        See "Description of the Certificates."

The Swap Agreement will alter the amounts and timing    It is not intended that the Swap Agreement will provide
of some of the distributions on the Underlying          coverage against losses as a result of failure to receive
Securities, such that distributions on the              payments on the Underlying Securities, and no assurance can
Certificates will be different from what you would be   be given that the Trustee will receive either the payments
entitled to had you held the Underlying Securities      due to be received on the Underlying Securities or any
directly.                                               payment due to be received under the Swap Agreement, in each case when due, upon a payment default by the Swap
                                                        Counterparty under the Swap Agreement or by the Underlying
                                                        Securities Issuer, as applicable.  Upon early termination of the Swap Agreement, as described more fully in "The Swap
                                                        Agreement--Events of Default and Termination Events," an
                                                        Early Termination Payment determined in accordance with the
                                                        Swap Agreement may be payable by the Trust to the Swap
                                                        Counterparty or by the Swap Counterparty to the Trust. The
                                                        loss to you resulting from the payment of Early Termination
                                                        Payments, if any, could be quite substantial in relation to the total value of the Underlying Securities. Any Early
                                                        Termination Payments payable by the Trust will be limited to the assets of the Trust. Certificateholders will not be
                                                        liable to the Swap Counterparty for Early Termination
                                                        Payments to the extent, if any, that the amount of any such payments exceed the assets of the Trust.  In addition, if
                                                        the Swap Agreement is terminated early, the Certificates
                                                        will be redeemed, which could affect your yield.  See "The
                                                        Swap Agreement--Events of Default and Termination Events."


                                     S-12

If, on or before the Distribution Date in February      On the Distribution Date in February 2003, the Trustee will
2003, a Swap Agreement Termination Event occurs, the    pay Lehman ABS, to the extent such is available from the
Depositor will share pro rata with certificateholders   Underlying Securities, an amount equal to interest accrued
in proceeds of the Underlying Securities to the         on the Underlying Securities from August 15, 2002 to, but
extent of its claim for accrued interest.               excluding, the Original Issue Date.  If the Depositor is not paid such amount on such date, it will have a claim for such amount.  In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount
                                                        owed the Depositor bears to all amounts owed with respect to the Certificates in respect of principal and accrued
                                                        interest, of any proceeds from the recovery on the
                                                        Underlying Securities.  The certificateholders' pro rata
                                                        share of such amounts will be paid to the Swap Counterparty in satisfaction of any Early Termination Payment owed to the
                                                        Swap Counterparty in connection with such Swap Agreement
                                                        Termination Event, prior to being allocated to the
                                                        certificateholders. See "Description of the Trust Agreement."

Certificateholders are not likely to receive any        The market value of the Underlying Securities may increase
market value appreciation.                              to a value in excess of their face amounts.  However,
                                                        because payments on the Certificates are based on payments received by the Trust from the Swap Counterparty, an
                                                        increase in the market value of the Underlying Securities
                                                        may not translate into appreciation in the market value of the Certificates.  See "Description of the
                                                        Certificates--Collections and Distributions."

A change or withdrawal by any Rating Agency of its      At the time of issuance, the Certificates will have ratings
initial rating may reduce the market value of the       assigned by Moody's and S&P equivalent to the ratings of the
Certificates.                                           Underlying Securities, which, as of the date of this
                                                        prospectus supplement were "Aa1" on watch for possible
                                                        downgrade by Moody's and "AA-" Credit Watch negative by
                                                        S&P.  It is expected that the ratings of the Certificates
                                                        will change if the ratings of the Underlying Securities
                                                        change.

                                                        Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the
                                                        Certificates or their suitability for a particular
                                                        investor.  There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by any rating agency
                                                        if, in its judgment, circumstances (including, without
                                                        limitation, the rating of the Underlying Securities) so
                                                        warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.


 See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                   DESCRIPTION OF THE UNDERLYING SECURITIES

General

     This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This prospectus supplement relates only to the Certificates and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer as part of an offering of $600,000,000 of such securities pursuant to registration statement no. 33-80193, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act.

     No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer in connection with the issuance of the Certificates. The Underlying Securities Issuer is subject to the information reporting requirements of the Exchange Act. NONE OF LEHMAN ABS, THE UNDERWRITER, THE SWAP COUNTERPARTY OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriter, the Swap Counterparty or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

     The Trust will have no significant assets other than the Underlying Securities and the Swap Agreement from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities and from the Swap Counterparty under the Swap Agreement. Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Securities Issuer and its ability to make payments in respect of such Underlying Securities. This Prospectus Supplement relates only to the Certificates and does not relate to the Underlying Securities Issuer, the Underlying Securities or the Swap Counterparty. All information contained in this prospectus supplement regarding the Underlying Securities Issuer and the Underlying Securities is derived solely from publicly available documents.

Underlying Securities

     The Underlying Securities consist of $12,000,000 aggregate principal amount of 7.00% Notes issued by the Underlying Securities Issuer on February 26, 1996. The interest rate on the Underlying Securities is 7.00% per annum; interest is payable semi-annually. The Underlying Securities Final Payment Date will occur on February 15, 2026.

     The Underlying Securities have been issued pursuant to agreements between the Underlying Securities Issuer and the Underlying Securities Trustee. The following summary describes certain general terms of the Indenture dated as of February 1, 1996 (the "Indenture"), however investors should refer to the Indenture themselves for all the terms governing the Underlying Securities.

     The following is a summary of the events of default with respect to the Underlying Securities (each, an "Underlying Securities Event of Default"):

     o default in payment of any principal or premium, if any, on the Underlying Securities;

     o default for 30 days in payment of any interest on the Underlying Securities;

     o default for 60 days after notice in performance of any other covenant in respect of the Underlying Securities in the Indenture;

     o a default, as defined, with respect to any other series of notes outstanding under the Indenture or as defined in any other indenture or instrument evidencing or under which the Underlying Securities Issuer has any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of the Underlying Securities Issuer shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (provided, that under the Indenture the resulting Underlying Securities Event of Default with respect to such series may be remedied, cured or waived by the remedying, curing or waiving of such default under such other series or such other indebtedness); or

     o certain events of bankruptcy, insolvency or reorganization in respect of the Underlying Securities Issuer.

     The Indenture requires the Underlying Securities Issuer to file with the Underlying Securities Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof.

     The Indenture provides that if an Underlying Securities Event of Default shall have occurred and be continuing, either the Underlying Securities Trustee or the holders of 25% in aggregate principal amount of the Underlying Securities may declare the principal of all Underlying Securities to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of the Underlying Securities then outstanding. The Indenture provides that past defaults with respect to the Underlying Securities except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest on the Underlying Securities may be waived on behalf of the holders of all the Underlying Securities by the holders of a majority in principal amount of the Underlying Securities.

     The Underlying Securities Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the Underlying Securities issued thereunder unless such holders shall have offered to the Underlying Securities Trustee reasonable indemnity. The Indenture provides that the holders of a majority in principal amount of the Underlying Securities issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Underlying Securities Trustee, or exercising any trust or power conferred on the Underlying Securities Trustee, with respect to the Underlying Securities, provided that the Underlying Securities Trustee may decline to follow any such direction if it determines that the proceedings so directed would be illegal or involve it in any personal liability.

                              THE SWAP AGREEMENT

General

     Under the terms of the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust on each Distribution Date and the Final Scheduled Distribution Date, an amount equal to the Interest Distribution Amount. Correspondingly, the Trust will be obligated to pay the Swap Counterparty all interest payments due in respect of the Underlying Securities on the date such amounts are received by the Trust. Unless it is sooner terminated in accordance with its terms, the Swap Agreement is scheduled to terminate on February 15, 2026.

     Lehman Brothers Derivative Products Inc. (the "Swap Counterparty" or "LBDP") is a Delaware corporation and a wholly owned, special purpose subsidiary of Lehman Brothers Inc. LBDP currently has a long-term credit rating of "Aaa" from Moody's and "AAA" from S&P.

Payments under the Swap Agreement

     Amounts Payable by the Swap Counterparty. Under the Swap Agreement, the Swap Counterparty will be obligated to pay to the Trust, (i) on each Distribution Date and the Final Scheduled Distribution Date, an amount equal to the Interest Distribution Amount for such date and (ii) upon the occurrence of a Swap Agreement Termination Event, an amount equal to any Early Termination Payment owed to the Trust under the Swap Agreement (See "--Payments upon Early Termination").

     Amounts Payable by the Trust. The Trust will be obligated to pay the Swap Counterparty, (i) all interest payments due in respect of the Underlying Securities on the date such amounts are owed to the Trust, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date next preceding the Original Issue Date to, but excluding, the Original Issue Date and (ii) upon the occurrence of a Swap Agreement Termination Event other than a Special Termination Event, an amount equal to the Early Termination Payment, if any, owed to the Swap Counterparty under the Swap Agreement (See "--Payments upon Early Termination").

Events of Default and Termination Events

     The occurrence of any of the following constitutes a termination event (a "Swap Agreement Termination Event") under the Swap Agreement in respect of which the Swap Counterparty, on the one hand, or the Trust, on the other hand, is a "Defaulting Party" or an "Affected Party":

     (i) the Swap Counterparty fails to make any payment under the Swap Agreement, and such failure is not remedied by the tenth Business Day after notice of such failure is given to it (and, if LBSF is the Swap Counterparty, the failure by LBHI to comply with or perform, or the expiration or termination of, or the repudiation or challenge of the validity of the Swap Guarantee), in which case the Swap Counterparty is the Defaulting Party;

     (ii) the Trust fails to make any payment under the Swap Agreement, and such failure is not remedied by the tenth Business Day after notice of such failure is given to it, in which case the Trust is the Defaulting Party;

     (iii) certain events of bankruptcy, insolvency or reorganization in respect of the Swap Counterparty (or, if LBSF is the Swap Counterparty, LBHI), in which case the Swap Counterparty is the Defaulting Party;

     (iv) the failure by the Underlying Securities Issuer to pay interest or principal with respect to the Underlying Securities within any applicable grace period after the same shall become due or certain events of bankruptcy, insolvency or reorganization in respect of the Underlying Securities Issuer (an "Underlying Securities Termination Default"), in which case the Trust is the Defaulting Party;

     (v) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Swap Counterparty to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Swap Counterparty is the Affected Party;

     (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the Trust to comply with any material provision of the Swap Agreement, including any payment obligation, in which case the Trust is the Affected Party;

     (vii) in the event that the Swap Counterparty does not consent to the transfer of the Swap Agreement as described under "--Discontinuance of the Underlying Securities Issuer to File Periodic Reports," the declaration by the Depositor of a Discontinuation Date, in which case the Trust is the Affected Party;

     (viii) for so long as LBDP is the Swap Counterparty, the occurrence of a Trigger Event (as described below), in which case the Swap Counterparty is the Defaulting Party; or

     (ix) the occurrence of an event of default with respect to the Underlying Securities (other than an Underlying Securities Termination Default), which event results in the acceleration and final payment of the Underlying Securities (an "Underlying Acceleration Termination"), in which case the Trust is the Affected Party.

     The Swap Agreement Termination Events described in items (i), (iii) and
(viii) above each constitute "Special Termination Events."

     "Trigger Event" means: (i) LBDP ceases to maintain a single A financial program, counterparty or similar rating from S&P and Moody's; (ii) LBSF shall fail to deliver required collateral within a specified time period to a custodian for the benefit of LBDP pursuant to a collateral agreement dated July 16, 1998, as amended, between LBSF and LBDP; (iii) LBDP shall fail to maintain its required capital under the LBDP operating guidelines then in effect; or (iv) Lehman Brothers Holdings Inc. or LBSF is dissolved (other than pursuant to a consolidation, amalgamation or merger) or admits in writing its inability to pay its debts as they come due.

     Early Termination Date. If a Swap Agreement Termination Event occurs in which the Swap Counterparty is the "Defaulting Party" or the only "Affected Party," and an Early Termination Payment is due to the Trust from the Swap Counterparty (or there is no Early Termination Payment due by either party), the Trustee shall designate as an Early Termination Date the earliest date following the Trustee's receipt of actual knowledge thereof on which the Swap Agreement can practicably be terminated (an "Early Termination Date"). In such case, for purposes of making any determination under the Swap Agreement in connection with the termination of the Swap Agreement, the Depositor has been appointed under the Trust Agreement as the agent of the Trustee.

     Except as provided in the preceding paragraph, the Swap Counterparty will be responsible for designating an Early Termination Date upon the occurrence of a Swap Agreement Termination Event and making the relevant determinations of the Early Termination Payment.

     Notwithstanding the foregoing, if the Swap Agreement Termination Event results from the occurrence of a Trigger Event, within one Business Day of becoming aware of a Trigger Event, LBDP will notify the Trust and designate an Early Termination Date not later than the fifth Universal Business Day following such notice date.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     "Universal Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Frankfurt, London, New York and Tokyo.

Payments upon Early Termination

     There will be no Early Termination Payment payable by the Trust to the Swap Counterparty following a Special Termination Event and there will be no Early Termination Payment payable by either party to the Swap Agreement following an Underlying Acceleration Termination unless another Swap Agreement Termination Event (including an Underlying Securities Termination Default) shall have occurred, in which case, an Early Termination Payment shall be payable in accordance with such other Swap Termination Event. Following any other Swap Agreement Termination Event, payments upon early termination of the Swap Agreement will be determined as described in the next paragraph.

     The amount payable upon an early termination of the Swap Agreement (the "Early Termination Payment") will be based on an average of Market Quotations obtained by the party entitled to make such determination from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination results from a Swap Agreement Termination Event where there is one Affected Party, an amount will be payable equal to (a) the Market Quotation and any unpaid amounts owed to the party that is not the Defaulting Party or the Affected Party less (b) any unpaid amounts owed to the Defaulting Party or the Affected Party. If that amount is a positive number, the Defaulting Party or such Affected Party will pay it to the other party; if it is a negative number, such other party will pay the absolute value of that amount to the Defaulting Party or such Affected Party. If the Early Termination Date results from a Swap Agreement Termination Event and there are two Affected Parties, each party will determine a Market Quotation, and an amount will be payable equal to (i) the sum of (a) one-half of the difference between the Market Quotation of the party with the higher Market Quotation ("X") and the Market Quotation of the party with the lower Market Quotation ("Y") and (b) any unpaid amounts owing to X less (ii) any unpaid amounts owing to Y. If the amount is positive, Y will pay it to X; if negative, X will pay the absolute value to Y.

     "Market Quotation" means, as to the respective party making the determination, the Termination Amount based on quotations from leading dealers, in accordance with the Swap Agreement.

     "Termination Amount" means the amount, if any, that the party making the determination would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving the economic equivalent of the amounts that would have been paid by the Trust and the Swap Counterparty pursuant to the Swap Agreement after the Early Termination Date, determined as if the Swap Agreement had not been terminated early.

Assignment of Rights

     Under the terms of the Trust Agreement, the Trustee shall not consent to any transfer or assignment by the Swap Counterparty of its rights under the Swap Agreement unless (a) the Trustee shall have been directed to do so by holders of 100% of the then outstanding Certificates and the Swap Counterparty and (b) each Rating Agency shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates, other than in connection with a Credit Assignment Event. The Trustee shall not be permitted to transfer or assign its rights under the Swap Agreement without the prior consent of the Swap Counterparty.

Credit Assignment Event

     So long as no Swap Agreement Termination Event shall have occurred, if the Certificates cease to maintain both a rating of "Baa3" by Moody's and "BBB-" by S&P (a "Credit Assignment Event"), the rights and obligations of LBDP under the Swap Agreement will automatically, without any further action by the certificateholders, the Swap Counterparty or the Rating Agencies, transfer to LBSF as Swap Counterparty on the third Business Day following notification by LBDP to the Trustee of such transfer. All amounts payable by LBSF under the Swap Agreement will be irrevocably and unconditionally guaranteed by LBHI pursuant to the Swap Guarantee. LBHI currently has a long-term credit rating of "A2" from Moody's and "A" from S&P. If, at the time of a Credit Assignment Event, the long-term credit rating of LBHI shall be lower than the then-current rating of the Certificates, the rights and obligations of LBDP under the Swap Agreement will be transferred to a swap counterparty the long-term credit rating of which (or of its guarantor) is no lower than the then-current rating of the Certificates. Prior written notice of any such assignment shall be given to each Rating Agency.

Amendment of the Swap Agreement

     The Swap Agreement may not be amended without the prior written consent of the Swap Counterparty and holders of 66 2/3% of the then outstanding Certificates and each Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement without the prior written consent of certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement which may be inconsistent with any other provision of the Swap Agreement, or to otherwise cure any defect in the Swap Agreement, provided that any such amendment does not materially adversely affect the interest of the certificateholders and that each Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement without the prior consent of certificateholders representing 100% of the aggregate Voting Rights, in which case each Rating Agency will have been given prior written notice of any such amendment.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities, (ii) all payments on or collections in respect of the Underlying Securities received on or after the Original Issue Date (subject to (A) the Trust's obligations to the Swap Counterparty under the Swap Agreement and (B) the right of the Depositor to receive initial accrued interest as described under "Description of the Trust Agreement") and (iii) the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement). The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee.

     The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $1,000.

     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Lehman ABS is unable to locate a qualified successor or (ii) Lehman ABS, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Collections and Distributions

     Interest Distributions. Except as provided below, collections received from the Swap Counterparty pursuant to the Swap Agreement by the Trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Interest Funds (as defined below) on such Distribution Date:

     (i) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

     (ii) second, to the holders of the Certificates;

     provided, however, that if the Trustee has not received any amounts of Available Interest Funds on or prior to the related Distribution Date, such amounts shall be applied as described above promptly upon receipt of such amounts.

     Principal Distribution. On the Final Scheduled Distribution Date, the Trustee will pay from Available Principal Funds (as defined below):

     (i) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

     (ii) second, to the certificateholders, pro rata, the then outstanding principal amount of the Certificates to the extent of Available Principal Funds plus any accrued and unpaid interest due thereon to the extent of Available Principal Funds;

     provided, however, that the Certificates are subject to redemption prior to the Final Scheduled Distribution Date, as a result of the occurrence of:

          (A) a Swap Agreement Termination Event that is also a Special Termination Event, in which case no Early Termination Payment will be owed by the Trust to the Swap Counterparty and each certificateholder will receive on the fifth Business Day following the Early Termination Date for such Swap Agreement Termination Event (the "Swap Redemption Date") its pro rata portion of the Underlying Securities held by the Trustee unless the certificateholders shall have, by the affirmative vote of all the certificateholders, provided notice to the Trustee no later than three Business Days prior to the Swap Redemption Date, directing the Trustee to liquidate the Underlying Securities and each certificateholder will receive, instead of its pro rata portion of the Underlying Securities, its pro rata share of the Liquidation Proceeds (as defined herein) in full satisfaction of repayment of principal and interest owing on the Certificates. In either case, any Early Termination Payments required to be made by the Swap Counterparty to the Trust will be distributed pro rata to the certificateholders;

          (B) any other Swap Agreement Termination Event, including a Swap Agreement Termination Event resulting from an Underlying Securities Termination Default, in which case the Certificates will be redeemed on the Swap Redemption Date at a price equal to the greater of (A) zero and
     (B) the Liquidation Proceeds plus or minus the termination payment, if any, due to or owed by the Trust in connection with the early termination of the Swap Agreement, in full satisfaction of repayment of principal and interest owing on the Certificates; or

          (C) a permanent discontinuance of the Underlying Securities Issuer to file periodic reports under the Exchange Act shall have occurred, in which case the rights of the certificateholders will be determined as described below under "--Discontinuance of the Underlying Securities Issuer to File Periodic Reports."

     See "The Swap Agreement--Events of Default and Termination Events" and "--Payments upon Early Termination."

     "Liquidation Proceeds" means (i) with respect to a liquidation of the Underlying Securities in accordance with the Sale Procedures, the net proceeds received from the sale by the Marketing Agent, in accordance with the Sale Procedures, of the entire principal amount of the Underlying Securities or
(ii) with respect to an Underlying Acceleration Termination, the payments received by the Trustee in respect of the related acceleration of the Underlying Securities. See "--Sale Procedures" below.

     "Available Interest Funds" means, for any Distribution Date, the sum of
(i) all amounts received from the Swap Counterparty pursuant to the Swap Agreement during the preceding Interest Accrual Period and (ii) any amounts with respect to interest on the Underlying Securities actually received by the Trust pursuant to the Underlying Securities Indenture on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

     "Available Principal Funds" means all amounts received from the Underlying Securities Issuer with respect to principal on the Underlying Securities on the Final Scheduled Distribution Date or any other date. If Available Principal Funds on the Final Scheduled Distribution Date are less than the amounts owing by the Underlying Securities Issuer with respect to principal on the Underlying Securities, an early termination of the Swap Agreement will occur as a result an Underlying Securities Termination Default.

     "Three-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for three-month (such period being referred to as the "Index Maturity") United States dollar deposits, commencing on the second London Banking Day (as defined below) immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such LIBOR Determination Date. If Telerate Page 3750 is unavailable at such time, LIBOR for the appropriate Index Maturity will be determined at approximately 11:00 A.M., London time, on such LIBOR Determination Date on the basis of the rate at which LIBOR having such Index Maturity is offered by four major banks selected by the Calculation Agent in the London interbank market commencing on the second London Banking Day immediately following such LIBOR Determination Date. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Index Maturity will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for a given Index Maturity for such LIBOR Determination Date will be the arithmetic mean of LIBOR quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for LIBOR having such Index Maturity, commencing on the second London Banking Day immediately following such LIBOR Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Index Maturity will be LIBOR for such Index Maturity in effect on such LIBOR Determination Date.

     "LIBOR Determination Date" means for the first Interest Accrual Period, November 13, 2002, and for any subsequent Interest Accrual Period, the second London Banking Day preceding the commencement of such Interest Accrual Period.

     "London Banking Day" means, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

     "Telerate Page 3750" means the display on the Dow Jones Telerate Service on page 3750 (or any other page as may replace such page on that service for the purpose of displaying LIBOR).

Additional Underlying Securities and Certificates

     From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Certificates will be issued. Any such additional Certificates will rank pari passu with the Certificates described herein. Any issuance of additional Certificates will be subject to the prior consent of the Swap Counterparty.

Sale Procedure

     The Marketing Agent, on behalf of the Trust, will sell the Underlying Securities to the solicited bidder (which bidders will be determined by the Marketing Agent in its sole and absolute discretion and which bidders may include Lehman Brothers Inc. or any of its affiliates but in any case shall include at least two bidders which are not affiliated with Lehman Brothers Inc.; provided, however, that neither Lehman Brothers Inc. or any of its affiliates is obligated to bid, and that such bidders need not be limited to recognized broker dealers; and provided further that if Lehman Brothers Inc. or any of its affiliates are bidders, any bid made by them shall not be greater than the fair value of the Underlying Securities) that provides the highest firm bid for the Underlying Securities. In the sole judgement of the Marketing Agent, bids may be evaluated on the basis of bids for all or a portion of the Underlying Securities being sold or any other basis selected in a commercially reasonable manner by the Marketing Agent.

Default on Underlying Securities

     If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to the Swap Counterparty and to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of

Default, (iii) the amount of interest or principal in default, (iv) the Certificates affected by the Underlying Securities Event of Default and (v) any other information which the Trustee may deem appropriate.

     In the case of (i) the failure by the Underlying Securities Issuer to pay interest or principal with respect to the Underlying Securities within any applicable grace period after the same shall become due, (ii) certain events of bankruptcy, insolvency or reorganization in respect of the Underlying Securities Issuer or (iii) any other event that that results in the acceleration of the Underlying Securities (each, an "Underlying Securities Termination Default"), the Swap Agreement and the Trust will both terminate and you will receive distributions as described under "--Collections and Distributions" above. If the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default other than an Underlying Securities Termination Default, the Trustee will promptly give notice as provided in the Trust Agreement to the Swap Counterparty and to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of any such entity, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Securities.

     The occurrence of an Underlying Securities Event of Default will not result in the redemption of the Certificates unless such Underlying Securities Event of Default is also a Swap Agreement Termination Event or results from the discontinuance of the Underlying Securities Issuer to file periodic reports required under the Exchange Act. See "--Collections and Distributions--Principal Distribution," "--Discontinuance of the Underlying Securities Issuer to File Periodic Reports" and "The Swap Agreement--Events of Default and Termination Events."

Discontinuance of the Underlying Securities Issuer to File Periodic Reports

     If the Underlying Securities Issuer either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or
(y) failed to file any required reports for one full calendar year, Lehman ABS shall within a reasonable period of time shall declare that the "Discontinuation Date" has occurred, and instruct the Trustee to distribute to each certificateholder, on the tenth Business Day following the Discontinuation Date (the "Special Redemption Date"), subject to the consent of the Swap Counterparty, its pro rata portion of the Underlying Securities held by the Trust and the rights and obligations of the Trust in and to the Swap Agreement; provided, however, that if the Swap Counterparty does not consent to such transfer of the Swap Agreement, the Trustee will liquidate the Underlying Securities held by the Trust and distribute to each certificateholder its pro rata share of the Liquidation Proceeds, net of any Early Termination Payments owing to or from the Swap Counterparty. Notwithstanding the foregoing, subject to the consent of the Swap Counterparty, the certificateholders may, by the affirmative vote of all the certificateholders, provide notice to the Trustee no later than three Business Days prior to the Special Redemption Date, directing the Trustee to take another action with respect to the Underlying Securities and the Swap Agreement, including, without limitation, transferring the Underlying Securities and the Swap Agreement to a new special purpose entity and to receive, instead of the Underlying Securities and the Swap Agreement, interests in such special purpose entity.

Partial Unwind of Certificates

     If Lehman Brothers Inc. or any affiliate thereof is a beneficial owner of a Certificate, such owner will be permitted, in certain circumstances, to request a partial unwind of the Certificates whereby such certificateholder will tender Certificates to the Trustee in exchange for Underlying Securities having a principal balance equal to the Certificates tendered or cash proceeds from the sale of such Underlying Securities by the Marketing Agent, in either case net of Early Termination Payments required to be made by the Swap Counterparty or the tendering certificateholder with respect to any partial termination of the Swap Agreement made in connection with such partial unwind. The notional amount of the Swap Agreement will be reduced by the aggregate principal amount of the Certificates subject to the partial unwind. The Swap Counterparty and the certificateholder exercising its right to a partial unwind under the Trust Agreement will agree on an Early Termination Payment, if any, to be paid in connection with such partial unwind. In no case will any Early Termination Payment be required to be made to or by the Trust in connection with any partial unwind.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by Lehman ABS with the SEC following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement (including the Series 2002-1 supplement) will consist of:

     o    the Underlying Securities;

     o all collections or payments received in respect of the Underlying Securities due after November 15, 2002 (subject to (A) the Trust's obligations to the Swap Counterparty under the Swap Agreement and
          (B) the right of the Depositor to receive initial accrued interest as described in the succeeding paragraph); and

     o the rights of the Trust under the Swap Agreement (subject to the Trust's obligations to the Swap Counterparty under the Swap Agreement).

     On the Distribution Date in February 2003, the Trustee will pay Lehman ABS, to the extent such is available from the Underlying Securities, an amount equal to interest accrued on the Underlying Securities from August 15, 2002 to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed the Depositor bears to all amounts owed with respect to the Certificates in respect of principal and accrued interest, of any proceeds from the recovery on the Underlying Securities. The certificateholders' pro rata share of such amounts will be paid to the Swap Counterparty in satisfaction of any Early Termination Payment owed to the Swap Counterparty in connection with such Swap Agreement Termination Event, prior to being allocated to the certificateholders. However, in no event will the Depositor be entitled to receive more than amounts owed to it in respect of accrued interest on the Underlying Securities.

     Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

     U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

     Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor, and will not have any claim against the Trust with respect thereto.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Voting Rights

     The holders of the Certificates will have 100% of all Voting Rights. The Voting Rights will be allocated in proportion to the respective principal balances of the then outstanding Certificates held on any date of determination. Certain amendments to the Trust Agreement will require consent of the Swap Counterparty.

Voting of Underlying Securities

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. Prior to the occurrence of a Swap Agreement Termination Event, the Swap Counterparty will be entitled to exercise the voting rights with respect to the Underlying Securities without the consent of the certificateholders. In all other cases, the Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an Underlying Securities Event of Default or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of an Underlying Securities Event of Default and only with the consent of certificateholders representing 100% of the aggregate Voting Rights. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

     In the event that an offer is made by the issuer of the Underlying Securities to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the Swap Counterparty and the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of all of the certificateholders and the Swap Counterparty to accept such offer and the Trustee has received the tax opinion described above.

     If an Underlying Securities Event of Default occurs and is continuing and if directed by a majority of the holders of outstanding Certificates or the Swap Counterparty, as applicable, the Trustee will vote Underlying Securities in an outstanding principal amount equal to the outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

Termination

     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus supplement. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the Certificates will be held by the holders thereof as capital assets as defined in the Code. The discussion is generally limited to initial purchasers of the Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

     Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the Certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

     For purposes of this discussion, "U.S. Holder" means a holder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States. If a partnership holds Certificates, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding Certificates should consult their own tax advisors.

Tax Status of Trust

     In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Trustee intends to take the position on behalf of the Trust that the Trust will constitute a grantor trust for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities and rights and obligations under the Swap Agreement allocable to such Certificates, and as if it paid directly its share of expenses paid by the Trust. No assurance can be given that the Service will agree with the foregoing characterization of the Trust or that if challenged such a characterization will prevail. The following discussion assumes that the Trust is, and the Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

     There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as the Certificates. Under the general grantor trust rules, however, each U.S. Holder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the assets of the Trust, which will consist of the Underlying Securities and the rights under the Swap Agreement, subject to the Trust's obligations under the Swap Agreement. Each U.S. Holder will be taxable on its pro rata share of the items of gross income of the Trust, and will be entitled to deduct its pro rata share of the expenses of the Trust (subject to applicable limitations) in accordance with such U.S. Holder's regular method of tax accounting (subject to the discussion below regarding periodic payments received with respect to the Swap Agreement).

     The purchase price of the Certificates allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). To the extent that the Allocated Purchase Price is greater than or less than the portion of the principal balance of the Underlying Securities allocable to the Certificates, such interest in the Underlying Securities will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal balance of the Underlying Securities by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Securities will be treated as purchased with "market discount." See the discussion below under "Market Discount." Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of the Underlying Securities, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium." Assuming the Certificates are purchased at 100% of their stated principal amount, however, initial purchasers of the Certificates should not be treated as having purchased their Certificates with market discount or bond premium.

Taxation of the Interest in the Underlying Securities

     Interest Income. The proper federal income tax treatment of the Certificates is unclear. The Certificates represent an interest in 100 percent of the principal amount of, and interest payable on, the Underlying Securities subject to the rights and obligations under the Swap Agreement. The Underlying Securities Issuer believes that the Underlying Securities constitute indebtedness for federal income tax purposes. This discussion assumes that the Certificates represent an undivided interest in securities that are properly characterized as debt for federal income tax purposes, as well as an interest in the Swap Agreement. U.S. Holders will generally report their pro rata portion of interest income paid or accrued with respect to the Underlying Securities, in accordance with the U.S. Holder's regular method of tax accounting.

     Market Discount. To the extent a U.S. Holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a discount (i.e., the Allocated Purchase Price is less than the principal amount of the Underlying Securities by more than a de minimis amount -- generally 0.25% of the stated redemption price at maturity multiplied by the number of remaining years to maturity), such discount will be considered "market discount" in the hands of such U.S. Holder. In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of its Certificates allocable to the Underlying Securities will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Certificates unless the U.S. Holder elected to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the Service. In general terms, market discount on the Underlying Securities will accrue ratably over the term of such Underlying Securities or, at the election of the holder, under a constant yield method.

     Bond Premium. To the extent a U.S. Holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the Allocated Purchase Price exceeds the total amount payable on the Underlying Securities to the certificateholder other than qualified stated interest), such premium will be amortizable by a certificateholder as an offset to interest income (with a corresponding reduction in the certificateholder's basis) under a constant yield method over the term of the Underlying Securities if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

Taxation of the Swap Agreement

     In General. The Swap Agreement should be treated as a notional principal contract for federal income tax purposes. In general, income or deductions with respect to the Swap Agreement may be attributable to periodic payments or termination payments.

     Periodic Payments. Payments of the Interest Distribution Amount from the Swap Counterparty to the Trust which are passed through to certificateholders will be treated as periodic payments received with respect to a notional principal contract. All taxpayers, regardless of their normal method of tax accounting, must account for periodic payments under an accrual method of accounting. Periodic payments attributable to any taxable year generally are netted, and the net amount received or paid generally should constitute ordinary income or an ordinary deduction, respectively, for that year.

     Termination Payments. A U.S. Holder may be considered to pay or receive a termination payment under the Swap Agreement in connection with the sale of a Certificate. Further, a termination of the Swap Agreement (including, in certain circumstances, an assignment of the Swap Agreement by the Swap Counterparty) will be treated as a termination resulting in a termination payment by or to the U.S. Holder equal to the then fair market value of the notional principal contract. Additionally, upon a Swap Agreement Termination Event the Swap Agreement will terminate and may result in an Early Termination Payment and/or other breakage fees being paid or received by the Trust under the Swap Agreement. These payments will be treated as termination payments by or to U.S. Holders under a notional principal contract. Gain or loss upon the termination of such a notional principal contract will generally be treated as capital gain or loss.

Limitations on Losses and Deductions for Certain Taxpayers

     In computing its federal income tax liability, a U.S. Holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. In the case of a U.S. Holder that is an individual, estate or trust, such holder's share of any fees and any net payments made pursuant to the Swap Agreement will be treated as a miscellaneous itemized deduction and will be permitted only to the extent that the aggregate of such deductions exceeds 2% of the U.S. Holder's adjusted gross income (and may be subject to certain other limitations). Also, any net payments made pursuant to the Swap Agreement may not be deductible by such U.S. Holder for purposes of the alternative minimum tax. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the treatment of any net payments as miscellaneous itemized deductions and the application of the alternative minimum tax to an investment in the Certificates. In addition, any capital losses from the Swap Agreement or the Underlying Securities attributed to a U.S. Holder that is an individual will only be permitted to offset the U.S. Holder's capital gains plus $3,000 of ordinary income in any single taxable year.

     U.S. HOLDERS THAT ARE INDIVIDUALS, ESTATES OR TRUSTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE DEDUCTIBILITY OF TRUST EXPENSES, INCLUDING NET PAYMENTS MADE WITH RESPECT TO THE SWAP AGREEMENT.

Integrated Transactions

     U.S. Holders may be able to integrate their interests in the Swap Agreement and Underlying Securities by making an election under Treasury Regulation Section 1.1275-6, and thereby treat such interests as a single "synthetic" debt instrument. While the Trust will not identify such interest as part of an integrated transaction, potential investors are urged to consult with their tax advisors regarding whether an election would be beneficial to them. The previous discussion assumes that the two positions are not integrated.

Sale or Disposition of the Certificates

     Upon a sale of a Certificate, a U.S. Holder will be treated as selling, assigning, or transferring its interest in each of the Underlying Securities and the Swap Agreement. The U.S. Holder will recognize capital gain or loss with respect to the Underlying Securities equal to its pro rata portion of the fair market value of the Underlying Securities (less any amounts in respect of accrued but unpaid interest, which will be treated as such) at the time of sale, less the U.S. Holder's adjusted tax basis in its pro rata portion of the Underlying Securities.

     In addition, the U.S. Holder's pro rata share of the positive or negative fair market value of the Swap Agreement at the time of sale will likely be considered a termination payment (as described above under "Material Federal Income Tax Consequences--Taxation of the Swap Agreement"). U.S. Holders should consult their tax advisors regarding their tax treatment upon a sale or disposition of the Certificates.

Non-U.S. Holders

     A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States federal income tax on payments of periodic or termination swap payments with respect to a Certificate. Additionally, such Non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium, interest or market discount on a Certificate, unless such Non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer, a controlled foreign corporation related to the Underlying Securities Issuer or an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation with respect to payments of principal, premium, interest, and market discount, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

          o is signed under penalties of perjury by the beneficial owner of the Certificate,
          o    certifies that such owner is not a U.S. Holder, and
          o    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last U.S. payor (or a Non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Holder whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

     No portion of the Certificates will be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of the Underlying Securities Issuer or, (b) at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

     Backup withholding of federal income tax may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder's federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

     Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of
Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulations"), a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is not anticipated that the Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Certificates and the Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. However, the Underwriter does not expect that there will be at least 100 beneficial owners of Certificates at completion of the offering. In addition, neither the governing documents nor the Underwriter will restrict the aggregate percentage of Plan ownership in the Certificates.

     If the Certificates fail to meet the criteria of the "publicly offered security" exemption or any other "plan asset" exemption in the Plan Assets Regulations and the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, the Underwriter, the Trustee, the Underlying Securities Trustee and the Underlying Securities Issuer might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) the party involved in such transaction is not a disqualified person or party in interest with respect to such Plan.

Prohibited Transaction Exemptions

     Certain prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving the Trust's assets.

     By virtue of its acquisition or holding of Certificates, each beneficial owner of Certificates will be deemed to have made to the Trustee either (a) a representation that its acquisition or holding of Certificates will not result in a prohibited transaction for which no exemption is available or (b) a representation that it is not, and is not acting on behalf of or using the assets of, a benefit plan investor, (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA) to acquire Certificates and will not at any time hold Certificates for a benefit plan investor.

                            METHOD OF DISTRIBUTION

     Pursuant to an underwriting agreement dated as of November 12, 2002 (the "Underwriting Agreement"), Lehman ABS has agreed to sell and Lehman Brothers Inc. (the "Underwriter") has agreed to purchase, the Certificates. The Underwriter has agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any Certificates are purchased.

     Lehman ABS has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

     The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

     Lehman Brothers Inc. is an affiliate of Lehman ABS, and the participation by Lehman Brothers Inc. in the offering of the Certificates complies with
Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     In connection with the sale of the Certificates, Securities and Exchange Commission rules permit the Underwriter to engage in transactions that stabilize the price of the Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Certificates. The Underwriter may create a short position in the Certificates in connection with the offering. That means it may sell a larger number of the Certificates than is shown on the cover page of this prospectus supplement. If it creates a short position, the Underwriter may purchase Certificates in the open market to reduce the short position. If the Underwriter purchases Certificates to stabilize the price or to reduce their short position, the price of the Certificates could be higher than it might be if it had not made such purchases. The Underwriter makes no representation or prediction about any effect that these purchases may have on the price of the Certificates. The Underwriter may suspend any of these activities at any time.

     The Underwriter may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriter purchases Certificates in the open market to reduce the Underwriter's short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of this offering.


                          RELATIONSHIP AMONG PARTIES

     Potential purchasers of certificates should consider that, because the Depositor, the Swap Counterparty, the Calculation Agent and the Marketing Agent are affiliates, they will be subject to potential conflicts of interest in connection with their various legal duties and contractual obligations relating to the certificates and the certificateholders. In certain circumstances, the Marketing Agent will obtain quotations as to the market value of the underlying securities. See "Description of the Certificates--Collections and Distributions."


                                    LISTING

     The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Certificates will be traded on the NYSE. The Underwriter has told Lehman ABS that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

                                    RATINGS

     It is a condition to the issuance of the Certificates that the Certificates and the Underlying Securities each be rated not lower than "Aa1" on watch for possible downgrade by Moody's and "AA-" Credit Watch negative by S&P. The ratings address the likelihood of the receipt by the certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities and the Swap Counterparty, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Certificates may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     Lehman ABS has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.


                                LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for Lehman ABS and the Underwriter by Sidley Austin Brown & Wood LLP, New York, New York.

                   INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT


Affected Party...................................S-16
Allocated Purchase Price.........................S-28
Available Interest Funds.........................S-21
Available Principal Funds........................S-22
Business Day.....................................S-17
Calculation Agent.................................S-7
Clearing Agency..................................S-20
Code.............................................S-27
Credit Assignment Event.....................S-8, S-18
Defaulting Party.................................S-16
Deposited Assets..................................S-5
Depositor.........................................S-9
Discontinuation Date.............................S-23
Distribution Date.................................S-5
DOL..............................................S-32
DTC...............................................S-5
Early Termination Date...........................S-17
Early Termination Payment........................S-18
ERISA......................................S-10, S-32
Federal Tax Counsel..............................S-27
Final Scheduled Distribution Date.................S-4
Indenture...................................S-6, S-14
Index Maturity...................................S-22
Interest Accrual Period...........................S-5
Interest Distribution Amount......................S-4
IRA..............................................S-10
Keogh............................................S-10
LBDP..............................................S-7
LBHI..............................................S-7
LBSF..............................................S-7
LIBOR Determination Date.........................S-22
Liquidation Proceeds.............................S-21
London Banking Day...............................S-22
Market Quotation.................................S-18
Marketing Agent...................................S-5
Master Agreement..................................S-6
Moody's...........................................S-6
Non-U.S. Holder..................................S-27
NYSE.............................................S-33
Original Issue Date...............................S-5
Partial Unwind Agreement..........................S-5
Plan.......................................S-10, S-32
Plan Assets Regulations..........................S-32
PTCEs............................................S-32
publicly offered security........................S-32
Rating Agencies...................................S-6
Regulations......................................S-27
S&P...............................................S-6
Sale Procedure...................................S-22
Service..........................................S-27
Special Redemption Date..........................S-23
Special Termination Events.......................S-17
Supplement.......................................S-11
Swap Agreement....................................S-6
Swap Agreement Termination Event.................S-16
Swap Counterparty.................................S-7
Swap Guarantee....................................S-7
Swap Redemption Date........................S-8, S-21
Telerate Page 3750...............................S-22
Three-Month LIBOR................................S-22
Trigger Event....................................S-17
Trust.............................................S-4
Trust Agreement..................................S-11
U.S. Holder......................................S-27
Underlying Acceleration Termination..............S-17
Underlying Securities.......................S-6, S-11
Underlying Securities Event of Default...........S-14
Underlying Securities Issuer......................S-6
Underlying Securities Termination Default..S-16, S-23
Underlying Securities Trustee.....................S-6
Underwriter......................................S-33
Underwriters.....................................S-11
Underwriting Agreement...........................S-33
Universal Business Day...........................S-17
W-8BEN...........................................S-30

Prospectus

                                              Trust Certificates
                                             (Issuable in series)

                                            Lehman ABS Corporation
                                                   Depositor

                            Each trust--

Consider carefully the     o   may periodically issue asset backed certificates in one or more
risk factors beginning         series with one or more classes; and
on page 5 in this
prospectus.                o   will own--

Unless otherwise               o   a debt security or a pool of such debt securities;
specified in the
applicable prospectus          o   payments due on those securities;
supplement, neither the
certificates nor any of        o   securities of government sponsored enterprises which, unless
the securities deposited           otherwise stated in the prospectus supplement, are not
in any trust are                   obligations of and are neither insured nor guaranteed by the
obligations of or are              U.S. government or any U.S. government agency; and/or
insured or guaranteed by
the U.S. government or         o  other assets described in this prospectus and in the
any U.S. government                accompanying prospectus supplement.
agency. None of the
obligations of Federal      The certificates--
National Mortgage
Association, Federal       o   will represent interests in the trust and will be paid only
Home Loan Mortgage             from the trust assets;
Corporation, Student
Loan Marketing             o   will be denominated and sold for U.S. dollars or for one or
Association, Resolution        more foreign or composite currencies and any payments to
Funding Corporation,           certificateholders may be payable in U.S. dollars or in one or more
Federal Home Loan Banks,       foreign or composite currencies;
Tennessee Valley
Authority or Federal       o   will be issued as part of a designated series which may include
Farm Credit Banks are          one or more classes of certificates and enhancement; and
insured or guaranteed by
the U.S. government or     o   will not be obligations of and will neither be insured nor
any U.S. government            guaranteed by the U.S. government or any U.S. government agency.
agency.
                           The certificateholders--
The certificates will
represent interests in     o   will receive interest and principal payments from the assets
the trust only and will        deposited with each trust.
not represent interests
in or obligations of
Lehman ABS or of the
administrative agent of
the trust or any of
their affiliates.

This prospectus may be
used to offer and sell
any series of
certificates only if
accompanied by the
prospectus supplement
for that series.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 LEHMAN BROTHERS
                                November 8, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o the currency or currencies in which the principal, premium, if any, and any interest are distributable;

     o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount, and authorized denominations;

     o information concerning the type, characteristics and specifications of the securities deposited with the relevant trust (the "Underlying Securities") and any other assets deposited with such trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class;

     o the relative rights and priorities of payment of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets);

     o the name of the trustee and the administrative agent, if any, for the series;

     o the Pass-Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof;

     o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any);

     o    the date of issue;

     o the Final Scheduled Distribution Date (as defined below), if applicable;

     o    the offering price; and

     o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

          You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

          We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement.......................2
Where You Can Find More Information.........................................3
Incorporation of Certain Documents by Reference.............................3
Reports to Certificateholders...............................................4
Important Currency Information..............................................4
Risk Factors................................................................4
Lehman ABS..................................................................7
Use of Proceeds.............................................................7
Formation of the Trusts.....................................................7
Maturity and Yield Considerations ..........................................8
Description of the Certificates............................................10
Description of Deposited Assets and Credit Support.........................27
Description of the Trust Agreement.........................................39
Limitations on Issuance of Bearer Certificates.............................49
Currency Risks.............................................................50
Plan of Distribution.......................................................52
Legal Opinions.............................................................53


                      WHERE YOU CAN FIND MORE INFORMATION


          Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.


          We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

          As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019, (212) 526-7000.

                         REPORTS TO CERTIFICATEHOLDERS

          Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trusts periodic reports as are required under the Exchange Act.

                        IMPORTANT CURRENCY INFORMATION

          References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

          Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Lehman Brothers will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Lehman Brothers. Each exchange will be made by Lehman Brothers on the terms and subject to the conditions, limitations and charges that Lehman Brothers may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                 RISK FACTORS

          Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

          Legal Aspects. A prospectus supplement may set forth legal considerations that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

          Limited Obligations and Interests. The certificates will not represent a recourse obligation of or interest in Lehman ABS or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, Lehman ABS, any person affiliated with Lehman ABS or any trust, or any other person. Any obligation of Lehman
ABS with respect to the certificates of any series will only be pursuant to limited representations and warranties. Lehman ABS does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If Lehman ABS were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to Lehman ABS, or from a reserve fund established to provide funds for repurchases. Lehman ABS is not obligated to establish or maintain a reserve fund.

          Credit Support; Limited Assets. The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of Lehman ABS, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on such trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

          Maturity and Redemption Considerations. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

          o  the performance of the related Deposited Assets;

          o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities); and

          o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

          These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

          Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trusts will depend on the specific terms of the related certificates, trust, credit support, if any, and Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the related Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of such Underlying Securities by the relevant issuing government.

          Ratings of the Certificates. At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the related trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

          Global Securities. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the related trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

          Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

          o  future political and economic developments;

          o  moratorium on payment or rescheduling of external debts;

          o  confiscatory taxation;

          o  imposition of any withholding tax;

          o  exchange rate fluctuations;

          o  political or social instability or diplomatic developments; and

          o  the imposition of additional governmental laws or restrictions.

          Currency Risks. The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and Lehman ABS disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

          Passive Nature of the Trusts. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

          In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                                  Lehman ABS

          Lehman ABS was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of Lehman ABS is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

          The Certificate of Incorporation of Lehman ABS provides that Lehman ABS may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of Lehman ABS provides that any securities, except for subordinated securities, issued by Lehman ABS must be rated in one of the four highest categories available by any one or more rating agencies. Formation of a grantor trust will not relieve Lehman ABS of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, Lehman ABS may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                USE OF PROCEEDS

          Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by Lehman ABS to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by Lehman ABS for general corporate purposes.

                            FORMATION OF THE TRUSTS

          A separate trust will be created for each series of trust certificates. Lehman ABS will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

          Unless otherwise stated in the prospectus supplement, Lehman ABS' assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

     o its contractual-administrative obligations, if any, under the trust agreement;

     o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust
          Agreement--Advances in Respect of Delinquencies;" and

     o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

          The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

          Unless otherwise provided in the related prospectus supplement, each trust will consist of:

     o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by Lehman ABS or any previous owner thereof, as from time to time are specified in the trust agreement;

     o such assets as from time to time are identified as deposited in the related certificate account;

     o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

     o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support;"

     o the rights of Lehman ABS relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

     o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

          In addition, to the extent provided in the applicable prospectus supplement, Lehman ABS will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                       MATURITY AND YIELD CONSIDERATIONS

          Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

          The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

          Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

          The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

          The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

          A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                        DESCRIPTION OF THE CERTIFICATES

          Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among Lehman ABS, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

          A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by Lehman ABS as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

General

          There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

          Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

     o    the title of such certificates;

     o the series of such certificates and, if applicable, the number and designation of classes of such series;

     o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by Lehman ABS (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

     o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

     o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

     o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

     o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

     o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the related trust in exchange for surrendering such certificateholder's certificate or of Lehman ABS or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with Lehman ABS' continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

     o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

     o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

     o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

     o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

     o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

     o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

     o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

     o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Lehman ABS or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

     o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

     o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by Lehman ABS or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

     o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

          Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

          The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. Furthermore, an election may be made to treat a trust as a "financial asset securitization investment trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The prospectus supplement relating to any class or series of certificates representing interests in a

FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any series or class within such series of bearer certificates or certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable prospectus supplement relating to such series or class. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by Lehman ABS, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the "Exchange Rate Agent").

          Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. Lehman ABS may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by Lehman ABS may, at the discretion of Lehman ABS, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

          Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

          Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Lehman ABS' control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

          Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

          Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

          Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in
(a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and
(ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

          General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

          Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

          Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

     o    LIBOR (a "LIBOR Certificate");

     o    the Commercial Paper Rate (a "Commercial Paper Rate Certificate");

     o    the Treasury Rate (a "Treasury Rate Certificate");

     o    the Federal Funds Rate (a "Federal Funds Rate Certificate");

     o    the CD Rate (a "CD Rate Certificate"); or

     o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

          As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

          Lehman ABS will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

          The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

          With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

          Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

          Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

          (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

          (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          "Money Market Yield" shall be a yield calculated in accordance with the following formula:

               Money Market Yield = D X 360 X 100
                                    -------------
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

          The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

          (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

          The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

          (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page

     "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

          If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

          (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate).

          The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

          The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

          Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Foreign Currency Certificates

          If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

          From time to time, a trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

     o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

     o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

     o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

     o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

          Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

          Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

          If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the related trust would agree, in return for a fee or other consideration, to assume the default or other credit risk with respect to one or more specified entities (each, a "Reference Entity"). Upon the occurrence of a default or other objective credit event with respect to such Reference Entity, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of a Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the trust to deliver the Underlying Securities or the proceeds of such Underlying Securities to the counterparty in exchange for Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related Prospectus Supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

          As used herein, "Reference Security" refers to an obligation of a Reference Entity or other entity, which obligation meets the criteria set forth in the related prospectus supplement. Reference Securities will be of the same types as the Underlying Securities described herein. The related Prospectus Supplement will include information regarding Reference Securities and the issuer thereof that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

          If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with Lehman ABS' and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

     o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

     o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

     o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement;

     o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

     o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust;

     o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable; and

     o a requirement that the exchanging holder provide to the trustee an opinion of counsel stating that the exchange would not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 5 (or such shorter period acceptable to the trustee) but not more than 30 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

          Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

          Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

          Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

          The Depository Trust Company has advised Lehman ABS as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Lehman Brothers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to Lehman ABS that it intends to follow such procedures.

          Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by Lehman ABS or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

          So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the

Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

          Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of Lehman ABS, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          Lehman ABS expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. Lehman ABS also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

          If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Lehman ABS within ninety days, Lehman ABS will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, Lehman ABS may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if Lehman ABS so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to Lehman ABS and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

          o as registered certificates in denominations, unless otherwise specified by Lehman ABS or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates;

          o as bearer certificates in the denomination or denominations specified by Lehman ABS or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

          o as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

          The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

              DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

     Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by Lehman ABS or one of its affiliates and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

     o debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies ("Corporate Securities");

     o preferred securities of one or more trusts or other special purpose legal entities ("Trust Preferred Securities");

     o equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates ("Equipment Trust Certificates");

     o asset-backed securities of one or more trusts or other special purpose legal entities ("Asset-Backed Securities" and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the "Private Sector Securities");

     o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

     o an obligation of one or more U.S. government sponsored entities ("GSEs") described below for the payment of which the full faith and credit of the United States of America is not pledged;

     o Government Trust Certificates ("GTCs" and together with Treasury Securities and GSEs, "Domestic Government Securities") described below; or

     o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof ("Foreign Government Securities" and together with Domestic Government Securities, "Government Securities").

     Lehman ABS or one of its affiliates will generally purchase the Underlying Securities in the secondary market, but may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least

$75,000,000 at the time of the offering of the trust certificates hereunder and (ii) make information publicly available comparable to that required of Exchange Act reporting entities. Lehman ABS (or an affiliate thereof) may also purchase Treasury Securities directly from the issuer thereof.

     Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor and Lehman Brothers Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue securities on Form S-3 or Form F-3, as applicable, should be evaluated in light of these limitations.


     An Underlying Security that was originally issued in a private placement will be considered "publicly issued" for purposes of this prospectus and the related supplement if the Depositor and the related trust could sell such Underlying Security pursuant to Rule 144(k) under the Securities Act. Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.


     With respect to any Private Sector Securities constituting, as of the issue date of the related Certificates, 10% or more of the aggregate principal amount of Underlying Securities deposited in a Trust, the applicable prospectus supplement will include audited financial statements of the related issuer (or, in the case of Trust Preferred Securities and Equipment Trust Certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the Trust Preferred Securities or Equipment Trust Certificates), unless:

     (a) the issuer is eligible to use Form S-3 or F-3 for a primary offering of common stock or for a primary offering of non-convertible investment grade securities;

     (b) the securities are guaranteed by a direct or indirect parent company of the issuer and either:

          (i) each of the parent company and such issuer meet one of the eligibility criteria set forth in (a) above; or


          (ii) the parent company meets one of the eligibility criteria set forth in (a) above and all applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act and such issuer is eligible to use Form S-3 or F-3 in reliance solely upon General Instruction I.C.3. of Form S-3 or General Instruction I.A.5(iii) of Form F-3;

     (c) the securities are guaranteed by a subsidiary of the issuer and the issuer meets one of the eligibility criteria set forth in (a) above, the guarantor is a wholly owned subsidiary of such issuer and taken together the guarantor and such issuer meet the applicable requirements of Rule 3-10 of Regulation S-X under the Securities Act; or

     (d) the securities are asset-backed securities and the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and at the time of issuance, such issuer is subject to the informational requirements of the Exchange Act and in accordance with those requirements, files periodic reports and other information with the SEC;

in which case the applicable prospectus supplement will refer only to the periodic reports filed by the related issuer, or guarantor, as applicable, with the SEC. Those reports should be reviewed by any prospective certificateholder of the Trust containing the Underlying Securities.

          This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities Lehman ABS is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

          Private Sector Securities will be either:

          o    Corporate Securities;

          o    Trust Preferred Securities;

          o    Equipment Trust Certificates; or

          o    Asset-Backed Securities.

     Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

          Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

          Indentures. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

          Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

          o  consolidate, merge, or transfer or lease assets;

          o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

          o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

          o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

          The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

          Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

     o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; or

     o certain events of bankruptcy, insolvency or reorganization of the issuer.

          Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

          Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default ("Underlying Security Events of Default") under any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect a trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

          Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, a trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding, a trust, as a holder of Senior Underlying Securities, would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

          Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value.
If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

          The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

     Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

          The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

          In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case generally will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

     Equipment Trust Certificates. As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates. Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an "ETC Issuer"). Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment. Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

     The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the "ETC

Credit Entity." In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

     Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

          The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

     Government Securities will be either:

     o    GSE Securities;

     o    GTCs;

     o    Treasury Securities; or

     o    Foreign Government Securities.

          GSE Securities. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to
Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

          In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

          Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

          Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

          Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

     o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

     o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

     o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

     GTCs. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

     Treasury Securities. Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

     Foreign Government Securities. As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms of Underlying Securities

          Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:
(i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

          With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii),
(iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

          With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

          In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

          If an issuer or, as applicable, guarantor of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS, on behalf of the related trust, will continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer or, as applicable, guarantor may be unavailable).

          In the event that an issuer or, as applicable, guarantor of a Concentrated Underlying Security (or the issuers or, as applicable, guarantors of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer, Lehman ABS shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) or, as applicable, guarantor(s) would otherwise file or, in the case of any GSE issuer(s), make publicly available the information that such GSE issuer(s) would otherwise make publicly available or (ii) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the related prospectus supplement applicable to defaults on the Underlying Securities. For the purpose of this subsection, with respect to Equipment Trust Certificates, the applicable obligor and issuer refer, as applicable, to the ETC Credit Entity, and Underlying Securities and Concentrated Underlying Securities refer, as applicable, to the obligations of the ETC Credit Entity.

Other Deposited Assets

          In addition to the Underlying Securities, Lehman ABS may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the related trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

          Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

          As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

          Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

          If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

          Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

          Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

          Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, Lehman ABS or such other person named in the related prospectus supplement.

Collections

          The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

          The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                      DESCRIPTION OF THE TRUST AGREEMENT

General

          The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

          At the time of issuance of any series of certificates, Lehman ABS will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of Lehman ABS on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The trustee will, concurrently with such assignment, deliver the certificates to Lehman ABS in exchange for certain assets to be deposited in the related trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

          In addition, Lehman ABS will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders (Sections 2.01 and 2.02).

          With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and Lehman ABS, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to Lehman ABS (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor Lehman ABS will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

          Each of Lehman ABS and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of Lehman ABS or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, Lehman ABS or any such administrative agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

Collection and Other Administrative Procedures

          General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

          Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

          The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

          The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

          The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

          Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

          Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07). However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the related trust under the related trust agreement, such trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

          The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

          The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

          If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement (Section 3.11).

Advances in Respect of Delinquencies

          Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to
(i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

          Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date

(Section 4.04). If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and Lehman ABS

          An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, Lehman ABS, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, Lehman ABS, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to Lehman ABS.

          The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

          The trust agreement will further provide that neither an administrative agent, Lehman ABS nor any director, officer, employee, or agent of the administrative agent or Lehman ABS will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, Lehman ABS nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, Lehman ABS and any director, officer, employee or agent of the administrative agent or Lehman ABS will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor Lehman ABS will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or Lehman ABS may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

          Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

          Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events under the trust agreement with respect to any given series of certificates will consist of the following:

          o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

          o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

          o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

          Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, Lehman ABS or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

          No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

Modification and Waiver

          Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by Lehman ABS and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

          o    to cure any ambiguity;

          o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement;

          o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

          o to add to the covenants, restrictions or obligations of Lehman ABS, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

          o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof; or

          o    to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by Lehman ABS, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

          Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

          Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by Lehman ABS, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby (Section 5.20).

Reports to Certificateholders; Notices

          Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to Lehman ABS and to such other parties as may be specified in the trust agreement, a statement setting forth:

          o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

          o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

          o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

          o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

          o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

          In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

          Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence as to Compliance

          If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

          The trust agreement may also provide for delivery to Lehman ABS, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

          Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

          Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued (Section 5.05).

Termination

          The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination (Section 9.01).

          Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right



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

of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement (Section 9.01).

Duties of the Trustee

          The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement (Section 7.01).

The Trustee

          The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, Lehman ABS, any administrative agent and their respective affiliates.

                LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

          In compliance with United States Federal income tax laws and regulations, Lehman ABS and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

          Bearer certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

          As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

          Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking societe anonyme ("Clearstream Luxembourg")



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

for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Luxembourg with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                CURRENCY RISKS

Exchange Rates and Exchange Controls

          An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which Lehman ABS has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

          Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, Lehman ABS has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

          As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

          PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

          The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

          Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

          Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond Lehman ABS' control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

          If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

          The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.



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

          If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

          All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

Foreign Currency Judgments

          Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             PLAN OF DISTRIBUTION

          Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to Lehman ABS from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

          If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of Lehman ABS. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Certificates may also be sold through agents designated by Lehman ABS from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by Lehman ABS to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.



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

          If so indicated in the applicable prospectus supplement, Lehman ABS will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

          Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Lehman ABS to indemnification by Lehman ABS against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Lehman ABS or its affiliates in the ordinary course of business.

          Lehman Brothers Inc. is an affiliate of Lehman ABS. Lehman Brothers Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

          As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by Lehman ABS or sold at any time to one or more purchasers.

          Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.





                                LEGAL OPINIONS

          Certain legal matters with respect to the certificates will be passed upon for Lehman ABS and the underwriters by Weil, Gotshal & Manges LLP, New York, New York, Sidley Austin Brown & Wood LLP, or other counsel identified in the applicable prospectus supplement.



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